UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

BONDS.COM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, 31st Floor New York, New York 10036
(Address of principal executive offices) (Zip Code)

(212) 257-4062
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.

The Company’s Sale of Units.

On February 28, 2013, Bonds.com Group, Inc. (“we,” “us” or the “Company”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with Trimarc Capital Fund, L.P. (“Trimarc”). Pursuant to the Unit Purchase Agreement, among other things, on February 28, 2013, we sold to Trimarc 20 units for an aggregate purchase price of $2,000,000 (the “February 2013 Transaction”), with each unit (each a “Unit”) consisting of (a) warrants to purchase 1,428,571.429 shares of our Common Stock, par value $0.0001 per share (“Common Sock”), at an initial exercise price of $0.07 per share (“Common Stock Warrants”), and (b) 100 shares of the Company’s Series E-2 Convertible Preferred Stock, par value $0.0001 per share (“Series E-2 Preferred”).

The shares of Series E-2 Preferred included in the Units issued pursuant to the Unit Purchase Agreement have an initial conversion price of $0.07 per share and are initially convertible for an aggregate of approximately 28,571,429 shares of our Common Stock, and the Common Stock Warrants included in the Units issued pursuant to the Unit Purchase Agreement are initially exercisable for an aggregate of approximately 28,571,429 shares of our Common Stock.

The Common Stock Warrants issued pursuant to the Unit Purchase Agreement include provisions, among other things, (a) permitting the holder to exercise such Common Stock Warrants through a cashless “net exercise election,” and (b) providing that, until December 8, 2013, if the Company issues shares of Common Stock (or is deemed to issue shares of Common Stock) for a price per share less than $0.07, the exercise price of the Common Stock Warrants will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances).

In addition to providing for the sale of the Units, the Unit Purchase Agreement contains representations and warranties and covenants of the Company in favor of Trimarc. The covenants set forth in the Unit Purchase Agreement include, without limitation, that, subject to certain limitations, the Company is required to defend, protect, indemnify and hold harmless Trimarc from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith incurred by any such party as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Unit Purchase Agreement, or (b) any breach of any covenant, agreement or obligation of the Company contained in the Unit Purchase Agreement or the Amended and Restated Series E Stockholders’ Agreement.

The foregoing description of the Unit Purchase Agreement, Common Stock Warrants and the February 2013 Transaction are summaries only and are qualified in their entirety by reference to the Unit Purchase Agreement and the Common Stock Warrants, which are included as exhibits to this Current Report and incorporated by reference herein.

Amended and Restated Series E Stockholders' Agreement.

In connection with and as a condition to the transactions contemplated by the Unit Purchase Agreement, on February 28, 2013, the Company, Trimarc, Daher Bonds Investment Company (“DBIC”), Mida Holdings (“Mida”), Oak Investment Partners XII, Limited Partnership (“Oak”), and GFINet Inc. (“GFI”) entered into an Amended and Restated Series E Stockholders’ Agreement (the “A&R Series E Stockholders’ Agreement”). The A&R Series E Stockholders’ Agreement amends and restates the Series E Stockholders’ Agreement dated as of December 5, 2011, by and among the Company, DBIC, Mida, Oak, GFI and the other stockholders that are parties thereto (the “Original Series E Stockholders’ Agreement”), as amended by the Amendment No. 1 to Series E Stockholders’ Agreement dated as of May 16, 2012, by and among the Company, DBIC, Mida, Oak and GFI (the “Amendment No. 1,” and together with the Original Series E Stockholders’ Agreement, the “Series E Stockholders' Agreement”). The terms of the Original Series E Stockholders’ Agreement were disclosed by the Company pursuant to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 9, 2011, and the terms of the Amendment No. 1 were disclosed by the Company pursuant to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 16, 2012.

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The A&R Series E Stockholders' Agreement amends the Series E Stockholders’ Agreement to provide that each stockholder a party thereto is required to vote, or cause to be voted, all voting shares owned by such stockholder (or over which such stockholder has voting control), from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Company’s Board of Directors (the “Board”) shall be set at no more than eleven directors (rather than ten as formerly provided under the Series E Stockholders’ Agreement).

Additionally, the A&R Series E Stockholders’ Agreement amends the Series E Stockholders’ Agreement to provide that, so long as Trimarc continues to own at least 25% of the shares of Series E-2 Preferred acquired by it pursuant to the February 2013 Transaction, or 25% of the Common Stock issued upon the conversion thereof, (i) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Board, and (ii) each party to the Series E Stockholders’ Agreement is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, one person designated by Trimarc.

The foregoing description of the A&R Series E Stockholders’ Agreement is a summary only and is qualified in its entirety by reference to the A&R Series E Stockholders’ Agreement which is included as an exhibit to this Current Report and incorporated herein by reference.

Amendment No. 1 to Second Amended and Restated Registration Rights Agreement and Joinder.

On February 28, 2013, the Company, DBIC, Mida, Oak and GFI entered into the Amendment No. 1 to Second Amended and Restated Registration Rights Agreement (the “Registration Rights Amendment”), which amends the Second Amended and Restated Registration Rights Agreement dated as of December 5, 2011, by and among the Company and the Company’s stockholders that are parties thereto (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement were disclosed by the Company pursuant to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 9, 2011.

The Registration Rights Amendment clarifies that the Series E-2 Preferred and the Common Stock Warrants issued in connection with the February 2013 Transaction are securities covered under the terms of the Registration Rights Agreement and the registration rights provided therein.

Additionally, on February 28, 2013, Trimarc joined as a party to the Registration Rights Agreement, as amended by the Registration Rights Amendment.

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Cautionary Statements.

The above-referenced agreements (the “Transaction Agreements”) have been included as exhibits to this Current Report to provide information regarding their respective terms and the terms of the related transactions. They are not intended to provide any other factual information regarding the Company. The representations, warranties and covenants contained in the Transaction Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and are subject to limitations agreed upon by the contracting parties, including being qualified, modified or limited by disclosures exchanged between the parties in connection with the execution thereof. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Transaction Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Transaction Agreements should not be viewed or relied upon as statements of actual facts or the actual state of affairs of the Company or any of their its subsidiaries or affiliates.

Item 3.02. Unregistered Sale of Equity Securities.

As summarized in Item 1.01, above, on February 28, 2013, the Company sold an aggregate of 20 Units pursuant to the Unit Purchase Agreement. The aggregate purchase price for such 20 Units was $2,000,000.

Each Unit consists of (a) warrants to purchase 1,428,571.429 shares of our Common Stock, and (b) 100 shares of Series E-2 Preferred.

Additionally, on March 6, 2013, the Company issued to BR Trust a Common Stock Purchase Warrant (the “Warrant”) pursuant to the execution of a Release on such date by the Company and BR Trust. The Release provides, in pertinent part, that (i) all warrants, options, rights and other instruments issued by the Company to BR Trust or Black-II Trust prior to such date are cancelled, and (ii) any and all claims BR Trust may have against the Company or its affiliates are released.

The Warrant provides BR Trust with the right to purchase up to 20,936,854 shares of Common Stock (which number of shares equals the number of shares issuable to BR Trust and Black-II Trust under previously outstanding warrants and similar instruments), at an exercise price of $0.07 per share. The Warrant expires on the fourth anniversary of the date of grant.

The foregoing description of the Warrant is a summary only and is qualified in its entirety by reference to the Warrant which is included as an exhibit to this Current Report and incorporated herein by reference.

The issuance of the Units was made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act based on representations and warranties made by Trimarc and other factors. The issuance of the Warrant was made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act, based on the terms and circumstances of the transaction, restrictions on subsequent transfers of the Warrant and the shares of Common Stock issued upon the exercise thereof and other factors.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director.

On February 28, 2013, the Board expanded the size of the Board and elected Michael Trica to the Board to fill the vacancy created by such expansion. Mr. Trica was designated by Trimarc and elected to the Board pursuant to the A&R Series E Stockholders’ Agreement.

Michael Trica has served as portfolio manager of Trimarc since April 2006. He also is a Director of Oakum Bay Capital, LLC, investment advisor to Trimarc. From July 2008 to December 2011, Mr. Trica served as a portfolio manager for KVO Capital Management, LLC. Prior to founding Trimarc, Mr. Trica managed private portfolios from 1997 to 2006. Mr. Trica received a BS in Finance from the Wharton School at the University of Pennsylvania.

Additionally, on February 28, 2013, the Company entered into an Indemnification Agreement with Michael Trica. The Indemnification Agreement expands upon and clarifies certain procedural and other matters with respect to the rights to indemnification and advancement of expenses provided to directors of the Company pursuant to applicable Delaware law and the Company’s bylaws. The Indemnification Agreement is consistent with similar agreements entered into with other directors of the Company. The description of the Indemnification Agreement set forth above is a summary only and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is incorporated by reference as an exhibit to this Current Report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1	Unit Purchase Agreement dated as of February 28, 2013, by and between the Company and Trimarc Capital Fund, L.P.

10.2	Common Stock Purchase Warrant dated as of February 28, 2013, issued by the Company to Trimarc Capital Fund, L.P.

10.3	Amended and Restated Series E Stockholders’ Agreement dated as of February 28, 2013, by and among the Company and the stockholders named as parties therein.

10.4	Amendment No. 1 to Second Amended and Restated Registration Rights Agreement dated as of February 28, 2013, by and among the Company and the other parties thereto.
10.5	Common Stock Purchase Warrant dated as of March 6, 2013, issued by the Company to BR Trust.
10.6	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by the Company on December 9, 2011).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2013

BONDS.COM GROUP, INC.

By:	/s/ John Ryan
John Ryan Chief Financial Officer